Exhibit 99.1

L BRANDS REPORTS JANUARY 2018 SALES AND UPDATES
FOURTH QUARTER EARNINGS GUIDANCE

- DECLARES QUARTERLY DIVIDEND -

Columbus, Ohio (Feb. 8, 2018) - L Brands, Inc. (NYSE: LB) reported net sales of $1.040 billion for the five-week period ended Feb. 3, 2018, compared to sales of $805.2 million for the four-week period ended Jan. 28, 2017. The fifth week in January 2018 represented approximately $150 million in sales and $0.07 in earnings per share. The company reported comparable sales for the five weeks ended Feb. 3, 2018, increased 7 percent compared to the five weeks ended Feb. 4, 2017.

Net sales were $4.823 billion for the 14-week fourth quarter ended Feb. 3, 2018, compared to $4.489 billion for the 13 weeks ended Jan. 28, 2017. Comparable sales for the 14-week fourth quarter ended Feb. 3, 2018, increased 2 percent compared to the 14 weeks ended Feb. 4, 2017.

Net sales were $12.632 billion for the 53-week year ended Feb. 3, 2018, compared to $12.574 billion for the 52 weeks ended Jan. 28, 2017. Comparable sales for the 53 weeks ended Feb. 3, 2018, decreased 3 percent compared to the 53 weeks ended Feb. 4, 2017. For the 53 weeks ended Feb. 3, 2018, the exit of the swim and apparel categories had a negative impact of about 3 percentage points and 5 percentage points to total company and Victoria’s Secret comparable sales, respectively.

Before the effect of any significant items, including the impact of tax reform legislation, the company expects to report fourth quarter earnings per share of about $2.05, compared to its previous guidance of about $2.00. The increase versus the previous guidance relates to a lower projected tax rate of about 34 percent (which does not include any impact from tax reform legislation), compared to guidance of 36.5 percent.

To hear further commentary provided on L Brands’ prerecorded January sales message, call 1-866-639-7583 or log onto www.LB.com for an audio replay. The company will report fourth quarter earnings after the close of the market on Feb. 28, 2018 and will hold its live earnings call on March 1, 2018 at 9 a.m. Eastern.

The company also announced the declaration of its regular quarterly dividend of $0.60 per share payable on March 9, 2018 to shareholders of record at the close of business on Feb. 23, 2018. This is the company’s 173rd consecutive quarterly dividend.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 3,078 company-owned specialty stores in the United States, Canada, the United Kingdom, Ireland and Greater China, and its brands are sold in more than 800 additional franchised locations worldwide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the January sales call or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the January sales call or otherwise made by our company or our management:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand internationally and related risks;

•	our independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, significant health hazards, environmental hazards or natural disasters;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of supplier and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs;

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	our ability to adequately protect our assets from loss and theft;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, supplier or company information;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the January sales call to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in Item 1A. Risk Factors in our 2016 Annual Report on Form 10-K.
For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
JANUARY 2018

Comparable Sales Increase (Decrease) (Stores and Direct):

	Jan.	Jan.	Fourth Quarter	Fourth Quarter	Year	Year
	2018	2017	2017	2016	2017	2016
Victoria's Secret[1]	4%	(10%)	(1%)	(3%)	(8%)	—%
Bath & Body Works[1]	13%	12%	6%	5%	5%	6%
L Brands[2]	7%	(4%)	2%	—%	(3%)	2%

1 - Results include company-owned stores in the U.S. and Canada and direct sales.
2 - Results include company-owned stores in the U.S., Canada, the U.K. and Greater China and direct sales.

Comparable Sales Increase (Decrease) (Stores Only):

	Jan.	Jan.	Fourth Quarter	Fourth Quarter	Year	Year
	2018	2017	2017	2016	2017	2016
Victoria's Secret[1]	—%	(4%)	(6%)	(2%)	(8%)	(1%)
Bath & Body Works[1]	9%	11%	4%	2%	2%	3%
L Brands[2]	2%	—%	(2%)	—%	(4%)	1%

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include company-owned stores in the U.S., Canada, the U.K. and Greater China.

Total Sales (Millions):

	Fourth Quarter 2017	Fourth Quarter 2016	Year 2017	Year 2016
	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)
Victoria's Secret[1]	$2,038.3	$2,062.7	$5,878.9	$6,198.9
Victoria's Secret Direct	630.6	526.1	1,508.3	1,582.2
Total Victoria's Secret	$2,668.9	$2,588.8	$7,387.2	$7,781.1

Bath & Body Works[1]	$1,544.6	$1,422.1	$3,589.2	$3,399.5
Bath & Body Works Direct	249.1	197.8	558.7	452.2
Total Bath & Body Works	$1,793.7	$1,619.9	$4,147.9	$3,851.7

VS & BBW International[2]	$170.3	$124.1	$502.4	$422.2
Other	$190.2	$156.7	$594.9	$519.0
L Brands	$4,823.1	$4,489.5	$12,632.4	$12,574.0

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include retail sales from company-owned stores outside of the U.S. and Canada, royalties associated with franchised stores and wholesale sales.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 1/28/17	Opened	Closed	at 2/3/18
Victoria's Secret U.S.	998	5	(19)	984
PINK U.S.	133	8	(1)	140
Victoria's Secret Canada	37	2	—	39
PINK Canada	9	—	(2)	7
Total Victoria's Secret	1,177	15	(22)	1,170

Bath & Body Works U.S.	1,591	32	(31)	1,592
Bath & Body Works Canada	102	—	—	102
Total Bath & Body Works	1,693	32	(31)	1,694

Victoria's Secret U.K./Ireland	15	4	—	19
PINK U.K.	3	2	—	5
Victoria's Secret Beauty and Accessories	31	4	(3)	32
Victoria's Secret China	—	7	—	7
Total VS & BBW International	49	17	(3)	63

Henri Bendel	29	—	(2)	27
La Senza U.S.	4	1	—	5
La Senza Canada	122	1	(4)	119
Total L Brands Stores	3,074	66	(62)	3,078

Total Noncompany-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 1/28/17	Opened	Closed	at 2/3/18
Victoria's Secret Beauty & Accessories - Travel Retail	152	17	(13)	156
Bath & Body Works - Travel Retail	8	2	(1)	9
Victoria's Secret Beauty & Accessories	239	17	(15)	241
Victoria's Secret	23	9	—	32
PINK	5	—	—	5
Bath & Body Works	151	27	(1)	177
La Senza	203	4	(13)	194
Total	781	76	(43)	814

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com